AXA EQUITABLE HOLDINGS, INC

AXA EQUITABLE LIFE INSURANCE COMPANY

December 17, 2019

Mr. Mark Pearson

AXA Equitable Holdings, Inc.

1290 Avenue of the Americas, 16th floor

New York, New York 10104

Dear Mr. Pearson:

This letter confirms our understanding regarding the amendment of your employment agreement dated March 9, 2011 (the “Agreement”). Please confirm your acceptance of the terms of this letter by signing below.

Effective as of the date of your signature below, the Agreement is hereby amended as follows:

1 – All references to “AXA Financial, Inc.” and “AXA Financial” are replaced with “AXA Equitable Holdings, Inc.” and “EQH” respectively.

2 – The second, third and fourth sentences of Section 6(e) are deleted in their entirety.

3 - The following sections are deleted in their entirety (along with any references thereto in Section 12):  Section 6(i), Section 6(k), Section 6(l), Section 7(c)(ii), Section 8(b)(Z) and Section 8(c).

By signing below, you indicate your acceptance of, consent to, and agreement with, this amendment.

Sincerely,

/s/ Jeff Hurd
Jeff Hurd
Chief Operating Officer
AXA Equitable Holdings, Inc.
AXA Equitable Life Insurance Company

ACCEPTED AND AGREED TO: /s/ Mark Pearson
Mark Pearson

December 18, 2019
Date